UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

Seward Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51616	20-3326812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paramount BioSciences, LLC
787 Seventh Avenue, 48th Floor
New York, New York 10019
_____________________________________________
(Address of principal executive offices and Zip Code)

(212) 554-4300
_____________________________________________
(Registrant’s telephone number, including area code)

None
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2007, Seward Sciences, Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mt. Cook Pharma, Inc. (“Mt. Cook”), a Delaware corporation, pursuant to which a wholly-owned subsidiary of the Company will merge with and into Mt. Cook and Mt. Cook will survive as the wholly-owned subsidiary of the Company (the “Merger”). The description of the Merger is a summary and is qualified in its entirety by the provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

A condition to closing the Merger is that Mt. Cook shall have closed on at least $30,000,000 of gross cash proceeds from the sale of common stock and warrants to purchase common stock (the “Financing”).

The Merger Agreement may be terminated at any time prior to the Effective Time (as defined in the Merger Agreement) as follows: (i) by mutual written consent duly authorized by the Board of Directors of the Company and Mt. Cook; or (ii) by either the Company or Mt. Cook if the Merger shall not have been consummated by August 15, 2007, which date shall be automatically extended for up to 60 days if the expiration of the Financing shall have been extended (the “Outside Date”); (iii) by either the Company or Mt. Cook if a Governmental Entity (as defined in the Merger Agreement) shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or (iv) by the Company, on the one hand, or Mt. Cook, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Section 6.2 (in the case of Mt. Cook) or 6.3 (in the case of Parent) of the Merger Agreement becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of the Merger Agreement by the party seeking to terminate the Merger Agreement.

Mt. Cook is a privately held clinical-stage biopharmaceutical company that seeks to fulfill selected, significant unmet medical needs in the therapeutic areas of urologic conditions, central nervous system, pain and cardiovascular disease. Mt. Cook is a development stage company and has not generated any significant revenues as of December 31, 2006.

The Company and Mt. Cook intend to begin preparation of agreements necessary to consummate the Merger. There can be no assurances that the Merger or any similar transaction contemplated under the terms of the Merger Agreement will ever be consummated.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and between Seward Sciences, Inc. and Mt. Cook Pharma, Inc., dated July 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007	SEWARD SCIENCES, INC.

By: /s/ Michael Weiser
Name: Michael Weiser
Title: President